Exhibit 10.11
AMENDMENT
To The
Mountain National Bank
“Amended and Restated Executive Salary Continuation Agreement”
     THIS AMENDMENT is executed on this 19th day of November, 2007, by Mountain National Bank, the “Service Recipient,” a banking corporation operating in the State of Tennessee, hereinafter referred to as the “Bank,” and the “Service Provider,” hereinafter referred to as the “Executive.”
     WHEREAS the Agreement may be amended at any time by the mutual written consent of the parties to the Agreement; and
     WHEREAS the Agreement was previously amended effective January 1, 2007 to comply with Treasury Regulations issued under IRC Section 409A, it is both anticipated and expected that the terms and provisions of this Plan Agreement may need to be amended again in the future to assure continued compliance. The Plan Sponsor and the Participant acknowledge that fact and agree to take any and all steps necessary to operate the plan in “good faith” based on their current understanding of the regulations;
     NOW, THEREFORE, the Plan is hereby amended as follows:
     The Following Articles Amended in their Entirety:
     ARTICLE IV: DEFINITIONS
     I. “Disability”
     “Disability” shall be defined as a condition of the Executive whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not three months under an accident and health plan covering employees of the Bank. The Plan Administrator will determine whether the Executive has incurred a Disability based on its own good faith determination and may require the Executive to submit to reasonable physical and mental examinations for this purpose. The Executive will also be deemed to have incurred a Disability if determined to be totally disabled by the Social Security Administration, Railroad Retirement Board, or in accordance with a disability insurance program, provided that the definition of disability applied under such disability insurance program complies with the requirements of Treasury Regulation §1.409A-3(i)(4) and authoritative guidance.
     ARTICLE V: RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT
     Upon the attainment of the Retirement Date, the Bank shall pay the Executive an annual benefit equal to sixty percent (60%) of the Executive’s average highest (3) years’ base salary during the term of the Executive’s employment with the Bank. Said benefit shall be paid in equal monthly installments (1/12th of the annual benefit) until the Executive’s death. If the Executive dies prior to having received 240 such monthly installments, said installments shall continue to be paid the Executive’s Beneficiary for the remainder of the 240 month period.

     ARTICLE X: CHANGE OF CONTROL
     If the Executive subsequently suffers a Termination of Employment (voluntary or involuntary), except for cause, anytime subsequent to a Change of Control as defined in Subparagraph IV (H), then the Executive shall receive an annual benefit equal to sixty percent (60%) of the Executive’s average highest (3) years’ base salary during the term of the Executive’s employment with the Bank. Said benefit shall be paid in equal monthly installments (1/12th of the annual benefit) for a total of 240 months. If the Executive dies prior to having received 240 such monthly installments, said installments shall continue to be paid the Executive’s Beneficiary for the remainder of the 240 month period.
     IN WITNESS OF THE ABOVE, the Bank and the Executive have executed this Amendment to the Agreement.

WITNESS:	FOR MOUNTAIN NATIONAL BANK:

Michael Patterson	/s/ Dwight B. Grizzell

(name)	(signature of authorized officer of Plan Sponsor)

/s/ Michael Patterson	Dwight B. Grizzell

(signature of witness)	(print name)

VP/HR	President & CEO

(title if any)	(title of signing officer)

THE EXECUTIVE:

/s/ Michael L. Brown

(signature)

Michael L. Brown

(print name)